UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 17, 2023

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2023, Amendment No. 3 (the “AAP Amendment”) to the Eighth Amended and Restated Limited Partnership Agreement of Plains AAP, L.P. (“AAP”) dated November 15, 2016 (as amended by Amendment No. 1 thereto dated September 26, 2018 and Amendment No. 2 thereto dated May 23, 2019, the “AAP LP Agreement”) was executed by its general partner, Plains All American GP LLC, to revise the definition of the term “Permitted Transfer” thereunder to allow KAFU Holdings (QP), L.P. (“KAFU”) to make transfers of its Partnership Group Interests (consisting of an equal number of Class A Units of AAP, Class B Shares of Plains GP Holdings, L.P. and Holdings GP Units of PAA GP Holdings LLC) to one or more of its limited partners, provided that any such transfer, when considered together with contemporaneous transfers by KAFU of any portion of its Partnership Group Interests to affiliates of such limited partner, involves an aggregate of no less than 125,000 Partnership Group Interests.

The foregoing description is qualified in its entirety by reference to the full text of the AAP Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amendment No. 3 dated August 17, 2023 to the Eighth Amended and Restated Limited Partnership Agreement of Plains AAP, L.P. dated November 15, 2016.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: August 21, 2023	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President